                                                                     [EXHIBIT 3]

                            STOCK EXCHANGE AGREEMENT
                            ------------------------

          This STOCK EXCHANGE AGREEMENT ("Agreement") is made and entered into as of this 2nd day of May, 1997, by and between (i) JOHN E. HENSCH, an individual ("Hensch") and (ii) DUKE CITY HOLDINGS, INC., a California corporation (the "Purchaser").

                                    RECITALS
                                    --------

          WHEREAS, DUKE CITY VIDEO, INC., a New Mexico corporation doing business as DUKE CITY STUDIO ("Duke City") has one hundred seventeen and eight-tenths (117.8) shares of stock which are authorized, issued and outstanding (the "Total Shares");

          WHEREAS, Hensch is the holder and owner of eleven and eight-tenths (11.8) shares of the Total Shares (the "Hensch Shares"); and

          WHEREAS, Hensch and the Purchaser deem it advisable for their mutual benefit that the Purchaser purchase all right, title to and interest in the Hensch Shares pursuant to the terms set forth below.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------
          When used in this Agreement, each of the terms set forth below has the meaning indicated.

          1.1    "Affiliate" shall mean with respect to any person, any other
                  ---------
person controlling, controlled by or under common control with such person or an immediate family member of such person (including such person's spouse, children and grandchildren).

          1.2    "Aggrieved" shall have the meaning ascribed thereto at Section
                  ---------
10.3 hereof.

          1.3    "Claim" shall have the meaning ascribed thereto at Section 10.3
                  -----
hereof.

          1.4    "Code" shall mean the Internal Revenue Code of 1986, as
                  ----
amended.

          1.5    "Closing" shall have the meaning ascribed thereto at Section
                  -------
8.1 hereof.

          1.6    "Closing Date" shall have the meaning ascribed thereto at
                  ------------
Section 8.1 hereof.

          1.7    "Indemnitor" shall have the meaning ascribed thereto at Section
                  ----------
10.3 hereof.

          1.8    "IRS" shall mean the Internal Revenue Service.
                  ---

          1.9    "Knowledge," "Know," or "Known," as used in this Agreement,
                  ---------    ----       -----
shall mean the knowledge which the representing party has, or should have after due inquiry, of the matters referred to as of the date referred to.

          1.10   "Losses" shall have the meaning ascribed thereto at Section
                 --------
10.1 hereof.

          1.11   "Matthews" shall mean Matthews Studio Equipment Group, a
                  --------
California corporation.

          1.12   "Matthews Shares" shall have the meaning ascribed thereto at
                  ---------------
Section 2.2 hereof.

          1.13   "Other Purchase Agreement" shall mean that certain Stock
                  ------------------------
Exchange Agreement and Plan of Reorganization dated May 2, 1997, among Duke City, the Other Shareholders, and the Purchaser, pursuant to which the Purchaser is to acquire all other shares of capital stock of Duke City which, together with the Hensch Shares, constitute the Total Shares.

          1.14   "Other Shareholders" shall mean Harold Jay Lefkovitz, Louise K.
                  ------------------
Lefkovitz, Stephen F. Ward and Patricia M. Brusati.

          1.15   "Rules" shall have the meaning ascribed thereto in Section 14.1
                  -----
hereof.

          1.16   "Securities Act" shall have the meaning ascribed thereto at
                  --------------
Section 3.4 hereof.

          1.17   "Shareholders' Agreement" shall have the meaning ascribed
                  -----------------------
thereto at Section 3.1 hereof.

                                   ARTICLE II
                                   ----------
                               TRANSFER OF SHARES
                               ------------------

          2.1    Sale and Purchase of Hensch Shares.  Subject to the terms and
                 ----------------------------------
conditions set forth in this Agreement, at the

Closing, Hensch shall assign and deliver to the Purchaser the Hensch Shares, and the Purchaser shall purchase and take assignment and delivery of the Hensch Shares.

          2.2    Delivery and Consideration.
                 --------------------------
                 (a) The aggregate consideration for the Hensch Shares shall be Twenty-Eight Thousand Five Hundred Seventy-Two (28,572) shares of unregistered, restricted shares of Common Stock of Matthews ("Matthews Shares").
                 (b) At the Closing Hensch shall deliver to the Purchaser stock certificates representing all of the Hensch Shares, accompanied by appropriate instruments of transfer satisfactory in form and substance to counsel for the Purchaser.
                 (c) In consideration for the transfer of the Hensch Shares, the Purchaser shall deliver to Hensch at the Closing stock certificates representing the Matthews Shares, issued in Hensch's name.

                                  ARTICLE III
                                  -----------
                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                                     HENSCH
                                     ------
          Hensch hereby represents and warrants to the Purchaser the matters set forth in this Article III.

          3.1    Status of Securities.  Each of the Hensch Shares have been
                 --------------------
legally and validly issued and are fully paid and non-assessable. All of the Hensch Shares are owned legally and beneficially by Hensch, with no liability attaching to the ownership thereof, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances, or restrictions on transfer or voting, and there are no proxies outstanding with respect to any such shares, except pursuant to that certain Shareholders' Agreement dated as of January 1, 1992, among Duke City, Hensch, Harold Jay Lefkovitz and Louise K. Lefkovitz ("Shareholders' Agreement"). Further, Hensch specifically represents and warrants that, as of the Closing, the Hensch Shares are owned by him as his separate property, he is not married and no person has or as of the Closing shall have any community or marital interest in such stock. Upon delivery of the certificates representing the Hensch Shares to the Purchaser at the Closing, the Purchaser shall acquire valid title to all such stock free and clear of all mortgages, claims, liabilities, liens, security interests, charges and encumbrances or restrictions on transfer or voting.

          3.2    No Violation.  Hensch is not subject to any contract or other
                 ------------
agreement, any license, order or permit, or any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance on any of his assets would be created by his execution and performance of this Agreement.

          3.3    Seller's Authority Relative to this Agreement.  Hensch has all
                 ---------------------------------------------
requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and no other actions or proceedings on Hensch's part are necessary to authorize the execution and delivery of this Agreement. This Agreement constitutes a valid and binding obligation of Hensch enforceable in accordance with its terms. No characteristic of Hensch or of his business activities requires any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          3.4    Investment Representations.  Hensch is acquiring the Matthews
                 --------------------------
Shares for his own account as principal, with no view to any resale or distribution of any such Matthews Shares, or any beneficial interest therein. Hensch understands that the Matthews Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and therefore Hensch agrees that he will not sell or otherwise transfer the Matthews Shares unless such Matthews Shares are registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration or qualification is available.

          3.5    Value of Matthews Shares.  Hensch has made his own
                 ------------------------
determination as to the value of the Matthews Shares, he has not relied on any information provided to him by the Purchaser or Matthews in respect of the business prospects or future of Matthews or any of its subsidiaries, and that in the transactions covered by this Agreement, he has been represented by legal and financial advisors selected by him.

          3.6    Claims Against Duke City.  Except for amounts not in excess of
                 ------------------------
Fifteen Thousand Dollars ($15,000.00) due to Hensch for video engineering services rendered by Hensch to Duke City and except for a Cannon Hi-8 video camera with lens, accessories and a shipping case on consignment from Hensch to Duke City (collectively, "Hensch's Rights to Payment") Hensch does not own or hold, against Duke City or any of the Other Shareholders, any claims, causes of action, unpaid debts or other rights to payment that arise out of or relate to the ownership interest in Duke City held by Hensch or the Hensch Shares. If claims, causes of action, unpaid debts or other rights to payment described in the preceding sentence, other than the Hensch's Rights to Payment, existed at one time, Hensch did not transfer, assign or convey to any party any such claims, causes of action, unpaid debts or other rights to payment.

                                   ARTICLE IV
                                   ----------
                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                                 THE PURCHASER
                                 -------------
          The Purchaser hereby represents and warrants to Hensch as follows:

          4.1    Organization and Qualification.  The Purchaser is a corporation
                 ------------------------------
duly organized, validly existing and in good standing under the laws of California and has all requisite power, corporate and otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          4.2    Execution and Delivery.  The execution and delivery of this
                 ----------------------
Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

          4.3    Investment Representations.  The Purchaser is acquiring the
                 --------------------------
Hensch Shares for its own account as principal, with no view to any resale or distribution of the Hensch Shares, or any beneficial interest therein. The Purchaser understands that the Hensch Shares have not been registered under the Securities Act, or applicable state securities laws, and therefore the Purchaser agrees that it will not sell or otherwise transfer the Hensch Shares unless it is registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration or qualification is available.

          4.4    Consents and Approvals of Governmental Authorities and Other
                 ------------------------------------------------------------
Persons.  No characteristic of the Purchaser or of its business or operations
-------
requires any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. In making this representation, the Purchaser is relying, in part, on the representations and warranties of Hensch set forth in Section 3.4.

                                   ARTICLE V
                                   ---------
                        OBLIGATIONS PRIOR TO THE CLOSING
                        --------------------------------

          5.1    Access to Information.  Prior to the Closing, Hensch shall
                 ---------------------
furnish the Purchaser all documentation and information as the Purchaser, through its officers, employees or agents, may reasonably request in connection with the Purchaser's due diligence review of Hensch's ownership of the Hensch Shares and the transactions contemplated hereby. No such examination, however, shall constitute a waiver or relinquishment on the part of the Purchaser of its right to rely upon the covenants, representa tions and warranties made by Hensch hereunder.

          5.2    Exclusivity.  Prior to the Closing Date, Hensch shall not enter
                 -----------
into or solicit any discussion, negotiation or agreement with any party other than the Purchaser with respect to the transfer or exchange of the Hensch Shares.

          5.3    Additional Disclosure.  From time to time prior to the Closing,
                 ---------------------
Hensch shall deliver or cause to be delivered to the Purchaser supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty made in this Agreement inaccurate or incomplete in any material respect.

                                 ARTICLE VI
                                 ----------
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER
                   ------------------------------------------

          Each and every obligation of the Purchaser under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at or before the Closing, of the following conditions:

          6.1    Representations and Warranties True.  The representations and
                 -----------------------------------
warranties contained in Article III hereof shall be true and accurate in all material respects as of the date when made and on and as of the Closing Date as if made on and as of the Closing Date.

          6.2    Performance of Covenants.  Hensch shall have performed and
                 ------------------------
complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by him prior to or at the Closing.

          6.3    No Proceeding or Litigation.  There shall be no investigation,
                 ---------------------------
notice, suit, order, action, inquiry, arbitration or proceeding pending or threatened which restrains or prohibits the consummation of this Agreement or the transactions contemplated hereby or which questions the validity or legality of the transactions contemplated hereby, or seeks to impose any liability on the Purchaser as a result of the transactions contemplated hereby.

          6.4    Approvals and Consents.  All approvals, or the absence of
                 ----------------------
disapprovals within applicable time periods, of public authorities, federal, state or local (or exemptions from the requirements therefor), and all approvals of any private persons, the granting or absence of which is necessary for the consummation of the transactions contemplated by this Agreement, shall have been obtained (or in the case of such disapprovals, shall be absent).

          6.5    Certificates, Documents, and other Agreements.  Hensch shall
                 ---------------------------------------------
have furnished the Purchaser with such certificates, documents, and other agreements to evidence compliance with the conditions set forth in this Article VI, and such other documents as may be reasonably requested by the Purchaser.

          6.6    Due Diligence.  The Purchaser, through its representatives and
                 -------------
agents, shall have completed, to its satisfaction, its due diligence review of the Hensch Shares and Hensch's ownership interest in Duke City in accordance with the terms of this Agreement.

          6.7    Other Closing.  All conditions to the consummation of the
                 -------------
transactions contemplated under the Other Purchase Agreement shall have been satisfied, to the Purchaser's sole discretion, and the closing of such transactions shall occur contemporaneously with the Closing under this Agreement.

                                  ARTICLE VII
                                  -----------
                      CONDITIONS TO OBLIGATIONS OF HENSCH
                      -----------------------------------

          Each and every obligation of the Hensch under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at or before the Closing, of the following conditions:

          7.1  Representations and Warranties True.  The representations and
               -----------------------------------
warranties contained in Article IV hereof shall be true and accurate in all material respects as of the date when made and on and as of the Closing Date as if made on and as of the Closing Date.

          7.2    Performance of Covenants.  The Purchaser shall have performed
                 ------------------------
and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or at the Closing.

          7.3    No Proceeding or Litigation.  There shall be no investigation,
                 ---------------------------
notice, suit, order, action, inquiry, arbitration or proceeding pending or threatened which restrains or prohibits the consummation of this Agreement or the transactions contemplated hereby or which questions the validity or legality of the transactions contemplated hereby, or seeks to impose any liability on Hensch as a result of the transactions contemplated hereby.

          7.4    Approvals and Consents.  All approvals, or the absence of
                 ----------------------
disapprovals within applicable time periods, of public authorities, federal, state or local (or exemptions from the requirements therefor), and all approvals of any private persons, the granting or absence of which is necessary for the consummation of the transactions contemplated by this Agreement, shall have been obtained (or in the case of such disapprovals, shall be absent).

          7.5    Certificates, Documents, Appraisals, and other Agreements.  The
                 ---------------------------------------------------------
Purchaser shall have furnished Hensch with such certificates, documents, appraisals, and other agreements to evidence compliance with the conditions set forth in this Article IX and such other documents as may be reasonably requested by Hensch.

                                  ARTICLE VIII
                                  ------------
                             CLOSING; CLOSING DATE
                             ---------------------

          8.1    Time and Place.  Unless this Agreement shall have been
                 --------------
terminated and the transactions herein contemplated shall have been abandoned pursuant to a provision of Article IX hereof, a closing (the "Closing") will be held on May 2, 1997 (the "Closing Date"). The Closing shall be held at 10:00 a.m. at the offices of Whitman Breed Abbott & Morgan, 633 West Fifth Street, Suite 2100, Los Angeles, California 90071 (or at such other place or time as shall be agreed upon by the parties hereto).

          8.2    Transactions at Closing.  At the Closing:
                 -----------------------
          (a) Hensch shall duly deliver to the Purchaser the stock certificates endorsed by him in blank representing his ownership of the Hensch Shares.
          (b) The Purchaser shall deliver to Hensch the Matthews Shares.
                                   ARTICLE IX
                                   ----------
                          TERMINATION AND ABANDONMENT
                          ---------------------------

          9.1    Methods of Termination.  Anything herein to the contrary
                 ----------------------
notwithstanding, this Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

          (a) by mutual consent of all of the parties hereto;
          (b) by any of the parties hereto if the Closing has not occurred on or before May 2, 1997, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform each of its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; or
          (c) by the Purchaser at any time the Purchaser shall have determined that the condition set forth in Section 6.6 will not be satisfied.

          9.2    Requirements and Effect of Termination.  In the event of
                 --------------------------------------
termination and abandonment by any of the parties hereto pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other parties hereto; provided, however, that the provisions of Sections 12.4 and 12.6 shall continue in full force and effect notwithstanding a waiver of any cause of action which any party hereto might have against any other party hereto for breach of any provision hereof.

                                   ARTICLE X
                                   ---------
                                INDEMNIFICATION
                                ---------------

          10.1   Hensch's Indemnity.  Hensch agrees to indemnify and hold the
                 ------------------
Purchaser and its subsidiaries and Affiliates and its and their shareholders, directors and officers harmless from and with respect to any and all liabilities, losses, damages (including special and punitive damages), costs and expenses, including, without limitation, the fees and disbursements of counsel (collectively, "Losses"), related to or arising directly or indirectly out of any of the following:
          (a) Any inaccuracy or defect in any representation or warranty made by Hensch in this Agreement; or
          (b) Any breach by Hensch of any covenant (including covenants involving indemnification), obligation or undertaking made by Hensch.

          10.2   Purchaser's Indemnity.  The Purchaser agrees to indemnify and
                 ---------------------
hold Hensch harmless from and with respect to any and all Losses related to or arising directly or indirectly out of any of the following:
          (a) Any inaccuracy or defect in any representation or warranty made by the Purchaser in this Agreement; or
          (b) Any breach by the Purchaser of any covenant (including covenants involving indemnification), obligation or undertaking made by the Purchaser.
          10.3   Claims.
                 ------
          (a) Any party (the "Aggrieved") may assert a right of indemnification against any other party (the "Indemnitor") in connection with any action, suit, proceeding, demand or claim at any time instituted against or made upon the Aggrieved which may result in Losses to the Aggrieved (a "Claim"). In such event, the Aggrieved shall notify the Indemnitor of such Claim and of the Aggrieved's claim of indemnification with respect thereto, provided that failure of the Aggrieved to give such notice shall not relieve the Indemnitor of its obligations under this Article X, except to the extent, if at all, that the Indemnitor shall have been materially prejudiced by such failure to give notice. Upon receipt of such notice from the Aggrieved, the Indemnitor shall be entitled to participate in the defense of such Claim.
          (b) If and only if the Indemnitor confirms in writing that it shall indemnify the Aggrieved with respect to such Claim and posts a bond, insurance policy or other adequate security for the amount of such Claim, the Indemnitor may assume the defense of such Claim, and in the case of such an assumption the Indemnitor shall have the authority to negotiate, compromise and settle such Claim for the Aggrieved; provided, however, that the Indemnitor may not assume the defense of any Claim which demands equitable relief in whole or in part without the express written consent of the Aggrieved.
          (c) The Aggrieved shall retain the right to employ its own counsel and to participate in the defense of any Claim, the defense of which has been assumed by the Indemnitor pursuant to Section 10.3 hereof, but the Aggrieved shall bear and shall be solely responsible for its own costs and expenses in connection with such participation; provided, however, that the Aggrieved shall cooperate in all respects in the defense of the Claim, including refraining from taking any position adverse to the Indemnitor, whether or not the Aggrieved shall participate in the defense.

          (d) With respect to liquidated Claims, if within thirty (30) days the Indemnitor has not contested such Claim in writing, the Indemnitor shall pay the full amount thereof within ten (10) days after the expiration of such period.

          10.4   Surviving Obligations.  The rights and duties of the parties
                 ---------------------
under this Article X shall survive termination of this Agreement for any reason.

                                   ARTICLE XI
                                   ----------
          11.1   Arbitration.
                 -----------
          (a) Except as provided in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by binding arbitration heard by one arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association Rules (the "Rules"). The parties hereto agree that the venue of such arbitration shall be Los Angeles, California. The party intending to arbitrate shall serve a written notice of intention to commence arbitration on the other party. The arbitrator shall be appointed in accordance with the Rules.

          (b) The arbitrator shall be bound by the terms and conditions of this Agreement and shall have no power, in rendering the award, to alter or depart from any express provision of this Agreement, and his/her failure to observe this limitation shall constitute grounds for vacating the award. Any award of the arbitrator shall be final and binding upon the parties and judgment may be entered in any court of competent jurisdiction, including, without limitation, the courts of the State of California or any federal court in California or any court of competent jurisdiction in the United States. The award and judgement thereon shall include interest at the legal rate from the date that the sum awarded to the prevailing party was originally due and payable.

          (c) All provisional remedies shall be the exclusive jurisdiction of the courts. The parties may seek and obtain provisional remedies prior to or contemporaneously with arbitration.

          (d) If any legal action or dispute arises under this Agreement, arises by reason of any asserted breach of it, or arises between the parties and is related in any way to the subject matter of the Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, arbitration costs, investigative costs, reasonable accounting fees and charges for experts. Attorneys' fees and expenses incurred in enforcing any judgment are recoverable as a separate item and shall be severable from other provisions of this Agreement, shall survive any judgment and shall not be merged into such judgment.

          (e) Except as otherwise provided in this Agreement, each of the parties consents and submits to the exclusive jurisdiction and venue of the State of California for the adjudication of any dispute between the parties pertaining to this Agreement or the alleged breach of any provision hereof.

                                  ARTICLE XII
                                  -----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          12.1   Taxes.    Hensch shall pay all sales, use, stamp, transfer and
                 -----
like taxes, if any, required to be paid in connection with the transfer of the Hensch Shares when and if they are purchased pursuant to the terms hereof. Further, Hensch expressly agrees that all taxes, and penalties and interest thereon (if any such taxes are due), of any nature, payable to any governmental authority relating to the transfer of the Hensch Shares are the responsibility of Hensch, and the Purchaser and Matthews shall in no event be responsible for any such taxes. Hensch shall not look to the Purchaser or Matthews for reimbursement or contribution toward any such amounts.

          12.2   Amendment and Modification.  This Agreement may be amended,
                 --------------------------
modified and supplemented by mutual consent of the parties hereto, with respect to any of the terms contained herein, only in such manner as may be agreed upon in writing by the parties.

          12.3   Waiver of Compliance.  Any failure of Hensch or the Purchaser
                 --------------------
to comply with any obligation, covenant, agreement or condition herein may be respectively waived, in writing, by Hensch or by the Purchaser. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          12.4   Expenses.  All costs and expenses incurred in connection with
                 --------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Hensch represents to the Purchaser and the Purchaser represents to Hensch that such party has not dealt with any broker with respect to this transaction and shall indemnify the other party against any claim by any other third person for any commission, brokerage, finder's fee or other payment based on any alleged agreement or understanding between them or it and such third person.

          12.5   Notices.  All notices, requests, demands and other
                 -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been given as follows:

          (a) if to Hensch immediately when delivered by hand or by confirmed facsimile transmission, or three (3) days after being mailed, certified mail with postage prepaid, to:

                      John E. Hensch
                      4813 Hilton Avenue Northeast
                      Albuquerque, New Mexico  87110-1144
                      Facsimile:  (505) 884-9504

                      with a copy to:

                      David Cowan, CPA
                      David Cowan & Associates
                      920 Laguayra Drive, N.E.
                      Albuquerque, New Mexico  87108
                      Facsimile:  (505) 266-4059

                      with a copy to:

                      Tom Watrous, Esq.
                      Watrous & Reardon
                      3733 Eubank Boulevard Northeast
                      Albuquerque, New Mexico  87110
                      Facsimile:  (505) 293-0831
or to such other person or persons as Hensch shall designate in writing, delivered to the Purchaser in the manner provided in this Section 12.5.

          (b) if to the Purchaser, immediately when delivered by hand or by confirmed facsimile transmission, or three (3) days after being mailed, certified mail with postage prepaid, to:

                      Duke City Holdings, Inc.
                      3111 North Kenwood Street
                      Burbank, California  91505
                      Attention:  Mr. Carlos D. DeMattos
                      Facsimile:  (818) 525-5243


                 with a copy to:

                      Tasha D. Nguyen, Esq.
                      Whitman, Breed, Abbott & Morgan
                      633 West Fifth Street
                      Twenty First Floor
                      Los Angeles, California 90071
                      Facsimile:  (213) 896-2450

or to such other person or persons as the Purchaser shall designate in writing, delivered to Hensch in the manner provided in this Section 12.5.

          12.6   Public Statements.  Except for filings with governmental
                 -----------------
authorities or other announcements required by applicable law, prior to the Closing, no party hereto shall make any public statement or announcement regarding the transactions contemplated hereby other than with advance notice, together with a copy of the text thereof, to the other parties hereto. As of the Closing, no public statement or announcement, except for filings with governmental authorities or other announcements required by applicable law, shall be made without the prior approval of the Purchaser. The rights and duties of the parties under this Section 12.6 shall survive termination of this Agreement for any reason.

          12.7   Assignment.  This Agreement and all the provisions hereof shall
                 ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other party; provided, however, that the Purchaser may assign this Agreement and the rights, interests and obligations hereunder to an Affiliate of the Purchaser.

          12.8   Governing Law.  This Agreement and the legal relations between
                 -------------
the parties hereto shall be governed by and construed in accordance with the laws of the State of California except insofar as federal law or the internal law of any other political entity or jurisdiction shall specifically and mandatorily apply to any of the transactions contemplated hereby.

          12.9   Survival of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of Hensch and the Purchaser contained in this Agreement shall survive the Closing Date until the expiration of the statute of limitations with respect to claims related thereto.

          12.10  Counterparts.  This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.11  Headings and Schedules.  The headings of the Sections and
                 ----------------------
Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

          12.12  Entire Agreement.  This Agreement, including the other
                 ----------------
agreements and documents expressly referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings amongst the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                DUKE CITY HOLDINGS, INC.
                                 ("Purchaser")


                                By:/s/ Carlos D. DeMattos
                                   ----------------------------
                                Name:  Carlos D. DeMattos
                                Title: President



                                /s/ John E. Hensch
                                -------------------------------
                                JOHN E. HENSCH